Exhibit 99.1

CODE OF ETHICS AND BUSINESS CONDUCT
of
CALIFORNIA COASTAL COMMUNITIES, INC.

I.                                        General.

The Board of Directors (the “Board”) of CALIFORNIA COASTAL COMMUNITIES, INC., a Delaware corporation (“Company”) has developed, and the Board has adopted, the following Code of Ethics and Business Conduct (the “Code”) in order to comply with the requirements of Section 406 of the Sarbanes-Oxley Act of 2002 and the corporate governance requirements of the Nasdaq Stock Market. This Code should be interpreted in the context of all applicable laws and the Company’s Certificate of Incorporation and Bylaws, as amended, and its other corporate governance documents. This Code is subject to amendment from time to time by the Board, as the Board may deem appropriate in the best interests of the Company or as required by applicable laws and regulations. In the event of (i) any amendment made to this Code, (ii) any material departure from the provisions of this Code that applies to the Company’s Chief Executive Officer or any of its senior financial officers, or (iii) any failure by the Company to take action within a reasonable time regarding a material departure from a provision of this Code that applies to the Company’s Chief Executive Officer or any of its senior financial officers and that has been made known to an executive officer of the Company; then within five (5) business days of the occurrence of such event a Current Report on Form 8-K shall be filed disclosing such occurrence.

II.                                    Purpose.

The purpose of this Code is to provide written standards that are reasonably designed to deter wrongdoing and to promote:

•                 Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•                 Full, fair, accurate, timely, and understandable disclosure in reports and documents that a registrant files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Company;

•                 Compliance with applicable governmental laws, rules and regulations;

•                 The prompt internal reporting to an appropriate person or persons identified in this Code of violations of this Code;  and

•                 Accountability for adherence to this Code.

This Code does not summarize all laws, rules and regulations applicable to the Company and its employees, officers and directors.

III.                               Code Provisions.

1. General Compliance With Applicable Laws. All employees, officers and directors of the Company should respect and comply with all of the laws, rules and regulations of the U.S. and other states, counties, cities and jurisdictions, in which the Company conducts its business or which are otherwise applicable to the Company.

2. Prohibition Against Insider Trading. Federal securities laws prohibit “insider trading” by the Company and its employees, officers and directors. Generally, employees, officers and directors who have access to or knowledge of confidential or non-public information from or about the Company are not permitted to buy, sell or otherwise trade in the Company’s securities, whether or not they are using or relying upon that information. This restriction extends to sharing or tipping others about such information, especially since the individuals receiving such information might utilize such information to trade in the Company’s securities. Company employees, officers and directors are directed to contact the Company’s Chief Executive Officer prior to engaging in any purchase or sale of the Company’s securities and if they have questions regarding the applicability of such insider trading prohibitions.

3. Corrupt Practices Act. The U.S. Foreign Corrupt Practices Act prohibits giving anything of value, directly or indirectly, to foreign government officials or foreign political candidates in order to obtain or retain business. It is strictly prohibited to make illegal payments to government officials of any country. In addition, the U.S. government has a number of laws and regulations regarding business gratuities which may be accepted by U.S. government personnel. The promise, offer or delivery to an official or employee of the U.S. government of a gift, favor or other gratuity in violation of these rules would not only violate Company policy but could also be a criminal offense. State and local governments, as well as foreign governments, may have similar rules. The Company’s executive officers can provide guidance to you in this area.

4. Conflicts Of Interest; Prohibited Loans; Multiple Employment. All employees, officers and directors of the Company should be scrupulous in avoiding a conflict of interest with regard to the Company’s interests. A “conflict of interest” exists whenever an individual’s private interests interfere or conflict in any way (or even appear to interfere or conflict) with the interests of the Company. A conflict situation can arise when an employee, officer or director takes actions or has interests that may make it difficult to perform his or her Company work objectively and effectively. Conflicts of interest may also arise when an employee, officer or director, or members of his or her family, receives improper personal benefits as a result of his or her position in the Company, whether received from the Company or a third party. Loans to, or guarantees of obligations of, employees, officers and directors and their respective family members may create conflicts of interest. Federal law prohibits loans to directors and executive officers. Conflicts of interest are prohibited as a matter of Company policy, except under guidelines approved by the Board or committees of the Board. Conflicts of interest may not always be clear-cut, so if you have a question, you should consult with higher levels of management who may, in turn, consult the Company’s legal advisors. It is almost always a conflict of interest for a Company employee to work simultaneously for a competitor, customer or supplier. No employee is allowed to work for a competitor as a consultant or board member without the express written consent of the Board. The best policy is to avoid any direct or indirect business connection with our customers, suppliers or competitors, except on the Company’s behalf.

5. Related Party Transactions. Without the prior approval of the Board (i) no director, executive officer or employee (or any of their respective immediate family members) shall, directly or indirectly, sell, buy, lease, or otherwise provide or receive any goods, property or services from the Company or any of its subsidiaries; and (ii) neither the Company nor any of its subsidiaries shall hire, transfer or promote any relative of a director, executive officer or employee.

6. Corporate Opportunity. Employees, officers and directors are prohibited from (a) taking for themselves personally opportunities that properly belong to the Company or are discovered through the use of corporate property, information or position; (b) using corporate property, information or position for personal gain; and (c) competing with the Company. Employees, officers and directors owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises.

7. Business Entertainment and Gifts. The purpose of business entertainment and gifts in a commercial setting is to create good will and sound working relationships, not to gain unfair advantage. No gift or entertainment should be offered, given, provided or accepted by any Company employee, family member of an employee or agent unless it: (1) is not a cash gift, (2) is consistent with customary business practices, (3) is not excessive in value, (4) cannot be construed as a bribe or payoff, and (5) does not violate any laws or regulations. Please discuss with an executive officer any gifts or proposed gifts which you are not certain are appropriate.

8. Confidentiality. Employees, officers and directors of the Company must maintain the confidentiality of confidential information entrusted to them by the Company or its persons with whom the Company does business, except when disclosure is authorized by the appropriate executive officers or required by laws, regulations or legal proceedings. Whenever feasible, employees, officers and directors should consult the Chief Executive Officer or the Chief Financial Officer if they believe they have a legal obligation to disclose confidential information. Confidential information includes all non-public information that might be of use to competitors of the Company, or harmful to the Company or others if disclosed.

9. Fair Dealing. Each employee, officer and director should endeavor to deal fairly with the Company’s customers, suppliers, competitors, officers and employees. None should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair dealing practice.

10. Protection And Proper Use Of Company Assets. All employees, officers and directors should protect the Company’s assets and ensure their efficient use. Theft, carelessness, and waste have a direct impact on the Company’s profitability. All Company assets should be used for legitimate business purposes.

11. Public Company Reporting. As a public company, it is of critical importance that the Company’s filings with the Securities and Exchange Commission be accurate and timely. Depending on their position with the Company, an employee, officer or director may be called upon to provide necessary information to assure that the Company’s public reports are complete, fair and understandable. The Company expects employees, officers and directors to take this responsibility very seriously and to provide prompt accurate answers to inquiries related to the Company’s public disclosure requirements. All of the

Company’s books, records, accounts and financial statements must be maintained in reasonable detail, must appropriately reflect the Company’s transactions and must conform both to applicable legal requirements and to the Company’s system of internal controls. Unrecorded or “off the books” funds or assets should not be maintained unless permitted by applicable law or regulation. Records should always be retained or destroyed according to the Company’s record retention policies. In accordance with those policies, in the event of litigation or governmental investigation please consult the Company’s executive officers.

12. Reporting Accounting Complaints. The Company’s policy is to comply with all applicable financial reporting and accounting regulations applicable to the Company. If any employee, officer or director of the Company has concerns or complaints regarding questionable accounting or auditing matters of the Company, then he or she is encouraged to submit those concerns or complaints (anonymously, confidentially or otherwise) to the Audit Committee of the Board (which will, subject to its duties arising under applicable law, regulations and legal proceedings, treat such submissions confidentially. Such submissions may be directed to the attention of the Audit Committee, or any director who is a member of the Audit Committee, at the principal executive offices of the Company.

13. Reporting Any Other Illegal Or Unethical Behavior. Employees are encouraged to talk to immediate supervisors or superiors, managers, executive officers or directors about observed illegal or unethical behavior and, when in doubt, about the best course of action in a particular situation. Employees, officers and directors who are concerned that violations of this Code or that other illegal or unethical conduct by employees, officers or directors of the Company have occurred or may occur should contact their immediate supervisors or superiors, if any. If a person does not believe it appropriate or is not comfortable approaching their immediate supervisor or superior about their concerns or complaints, then such person may contact the Audit Committee of the Board. If their concerns or complaints require confidentiality, including keeping their identity anonymous, then this confidentiality will be protected, subject to applicable law, regulation or legal proceedings.

14. No Retaliation. The Company will not permit retaliation of any kind by or on behalf of the Company and its employees, officers and directors against good faith reports or complaints of violations of this Code or other illegal or unethical conduct.

15. Penalties For Violations. Employees who violate the spirit or letter of this Code are subject to disciplinary action up to and including termination of employment. Violation of a provision of this Code can also mean breaking the law, subjecting the violator or the Company to criminal penalties (fines or jail sentences) or civil sanctions (damage awards or fines). The following are examples of conduct that may result in discipline:

• Actions that violate a provision of this Code.

• Requesting others to violate a provision of this Code.

• Failure to promptly raise a known or suspected violation of a provision of this Code.

• Failure to cooperate in a Company investigation of possible violations of a provision of this Code.

• Retaliation against another employee for reporting a concern about a provision of this Code.

• Failure to demonstrate the leadership and diligence needed to ensure compliance with a provision of this Code.

IV.                              Personal Commitment to Integrity.

I acknowledge that I have received and read this Code. I understand that every employee of the Company is required to comply with the provision of this Code. When I have a concern about a possible violation of a provision of this Code, I will raise the concern  in the manner provided in this Code.

Signed:

Dated: , 200
Printed Name: